Exhibit 10.75

LOAN AGREEMENT and PROMISSORY NOTE

US $4,000,000	March 14, 2018

SECTION 1. GENERAL.

Linda F. Powers (the “Holder”) has granted to Northwest Biotherapeutics, Inc., a Delaware company (the “Maker”) a loan in the principal amount of Four Million Dollars (US $4,000,000) (the “Loan”) on the terms and conditions set forth in this Loan Agreement and Promissory Note (the “Note”). The Loan will bear interest from the date the funds are provided by Holder to Maker until repaid, at a rate of ten percent (10%) per annum (the “Interest”). In addition, warrants exercisable for common stock of the Maker will be due and issuable to the Holder upon the Holder’s provision of the Loan to Maker (the “Initial Warrants”), as provided in Section 5. This Note will be payable on demand, in whole or in part, at the election of the Holder on one or more occasions, with fifteen (15) days’ advance written notice from the Holder to the Maker. Upon expiration of the notice period (the “Maturity Date”), the Maker will deliver to the Holder, in US dollars in immediately available funds, at the account notified to Maker by the Holder, payment of the Loan together with all interest thereon in accordance with the terms hereof (collectively, the “Repayment Amount”) less any amounts which the Holder elects to convert into equity pursuant to Section 5 hereof.

SECTION 2. PRE-PAYMENT.

Subject to the Holder’s right to convert any or all of the Repayment Amount, on one or more occasions, as provided in Section 5 hereof, this Note may be pre-paid in whole or in part prior to the Maturity Date, at the election of the Maker in its discretion. In such event, the effective date of the pre-payment shall be deemed to be thrMaturity Date for that portion of the Repayment Amount.

SECTION 3. DEFAULT PAYMENT.

Upon the occurrence of an Event of Default (as defined in Section 4 hereof) after notice and one opportunity for cure within five (5) business days after notice thereof, (“Event of Default”), interest will become payable on all outstanding amounts at a default rate of eighteen percent (18%) per annum (“Default Interest”) subject to applicable law. Accrual of such Default Interest will commence upon the occurrence of an Event of Default and will continue until the default is cured, waived or the Repayment Amount is paid in full.

SECTION 4. DEFAULTS.

4.1           Definitions. Each occurrence of any of the following events will constitute an “Event of Default”:

(a)          if a default occurs in the payment of any Repayment Amount, or other amounts due under this Note, whether at the due date thereof or upon acceleration thereof, and such default remains uncured for fifteen (15) business days after written notice thereof from Holder;

(b)          if any representation or warranty of the Maker made herein will have been false or misleading in any material respect, or will have contained any material omission, as of the date hereof;

(c)          if a material default occurs in the due observance or performance on the part of the Maker of any covenant or agreement to be observed or performed pursuant to the terms of this Note and such default remains uncured for ten (10) business days after written notice thereof from Holder;

(d)          if the Maker (i) discontinues its business, (ii) undergoes a sale of all or substantially all of its assets, reorganization, or direct or indirect change of effective control, (iii) applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of Maker or any of its property, (iv) makes a general assignment for the benefit of creditors, or (v) files a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or takes advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law;

(e)          if there is filed against, Maker an involuntary petition seeking reorganization of Maker or the appointment of a receiver, trustee, custodian or liquidator of Maker or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an “Involuntary Petition”) and such Involuntary Petition will not have been dismissed within ninety (90) days after it was filed;

4.2           Remedies on Default.

(a)          Upon each and every such Event of Default and at any time thereafter during the continuance of such Event of Default: (i) any and all indebtedness . and related amounts due from the. Maker to the Holder under this Note or otherwise will immediately become due and payable; (ii) Default Interest will accrue and be payable until all of the foregoing amounts have been paid in full and (iii) the Holder may exercise all the rights of a creditor under applicable law.

(b)          In the event that any one or more Events of Default will occur and be continuing, and acceleration of this Note or any other indebtedness or obligation of the Maker to the Holder will have occurred, the Holder may, inter aria, proceed to protect and enforce its rights by an action at law, suit in equity and/or other appropriate proceeding.,No right conferred upon the Holder by this Note will be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

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SECTION 5. CONVERSION AND WARRANTS

5.1           Conversion Election. Holder will have the right to elect, in its sole discretion, at any time or times on or before the Maturity Date (or such later date at which the Repayment Amount is repaid in full), to convert all or any part of the Repayment Amount into Series B Preferred Stock and related warrants (the “Conversion Warrants”), on the terms set forth in this Section 5. The price per share of the Series B Preferred Stock will be Two Dollars and Thirty Cents ($2.30) per share, with each share of such Preferred Stock convertible into ten (10) shares of Common Stock (but only upon the earlier of such Common Stock being available for issuance or June 1, 2018) at an effective price of Twenty-Three Cents ($0.23) per share of Common Stock, and with voting rights equal to ten (10) votes per share of Series B Preferred Stock.

5.2           Warrants. The Initial Warrants will be exercisable for a number of shares of the Maker’s Common Stock that is equal to fifty percent (50%) of the number of shares into which the full Repayment Amount would be convertible at a price of Twenty-three Cents ($0.23) per share. As provided in Section 1, the Initial Warrants become due and payable upon the Holder entering into the Loan. In the event that the Holder elects to convert all or any part of the Repayment Amount into Series B Preferred Stock (or Common Stock) of the Maker, the Conversion Warrants will become due and payable on a proportionate basis, up to a number of shares of the Maker’s common stock that is equal to fifty percent (50%) of the number of shares into which the full Repayment Amount would be convertible at a price of Twenty-three Cents ($0.23) per share. Both the Initial Warrants and the Conversion Warrants will only become exercisable upon the earlier of Common Stock bring available for issuance or June 1, 2018. Both the Initial Warrants and the Conversion Warrants will be exercisable at a price of Thirty Cents ($0.30) per share of Common Stock, will include cashless exercise, and will have an exercise period of five (5) years from the dates the warrants become exercisable.

5.3           Delivery of Conversion Shares and Conversion Warrants. Maker will deliver the Conversion Shares and Conversion Warrants l6 Holder within three (3) business days following delivery of a Conversion Notice to Maker (the “Delivery Date”). Maker understands that a delay in the delivery of Conversion Shares beyond the applicable Delivery Date could result in economic loss to Holder. As compensation to Holder for such risk, in addition to any other available remedies at law or equity, Maker agrees to pay late fees to Holder, for delivery of the Conversion Shares andWrrants after the Delivery Date, equal to $1,000 per day.

5.4           Piggy-Back Registration. Holder will be entitled to piggy-back registration rights with respect to the Conversion Shares. Maker will bear all reasonable and customary expenses relating to the preparation and filing of any registrations.

SECTION 6. EXTENSION OF MATURITY. .

In the event that the Repayment Amount or any other amounts due under this Note become due and payable on other than a business day, the due date thereof’ (including the Maturity Date) will be extended to the next succeeding business day in the United States. For purposes of the preceding sentence, a business day will be any day that is not a Saturday or Sunday, or a legal holiday in the State of New York in the United States.

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SECTION 7. ATTORNEYS’ FEES AND COLLECTION COSTS.

In the event that all or part of the indebtedness evidenced by this Note is collected at law or in equity, or in bankruptcy, receivership or other court proceedings. arbitration or mediation, or any settlement of any of the foregoing, the Maker agrees to pay, in addition to all amounts due and payable hereunder, all costs of collection incurred by the Holder in collecting or enforcing this Note, including, without limitation, reasonable attorneys’ fees and expenses actually incurred.

SECTION 8. WAIVERS, DISPUTES, JURISDICTION.

8.1           Actions of Holder not a Waiver. No delay by Holder in exercising any power or right hereunder will operate as a waiver of any power or right, nor will any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver or modification of the terms hereof will be valid unless set forth in writing by the Holder and then only to the extent set forth therein.

8.2           Consent to Jurisdiction. The Parties hereby submit to the jurisdiction of the state or federal courts sitting in the State of Delaware over any suit, action, or proceeding arising out of or relating to this Note or any other agreements or instruments with respect to Holder. The parties hereby waive, to the fullest extent permitted by law, any objection that the parties may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. A final, non-appealable judgment in any such suit, action, or proceeding brought in any such courts will be conclusive and binding upon the parties, and may be enforced in any court in which the applicable party is subject to jurisdiction by a suit upon such judgment, provided that service, .91 process is effected upon the applicable party as provided in this Note or as otherwise permitted by applicable law.

8.3           Waiver of Jury Trial. THE PARTIES WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT _OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS NOTE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE LOAN OR THIS NOTE, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER WILL APPLY TQ ANY SUBSEQUENT AMENDMENTS,SUPPLEMENTS OR MODIFICATIONS TO THIS LOAN OR THIS NOTE OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE LOAN OR THIS NOTE.

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8.4           Service of Process. The parties hereby consent to process being served in any suit, action, or proceeding instituted in connection with this Note by delivery of a copy thereof by certified mail, postage prepaid, return receipt requested, and/or by delivery of a copy thereof to a registered agent of the party.

SECTION 9. MAKER’S REPRESENTATIONS AND WARRANTIES.

The Maker represents and warrants the following:

9.1           Organization, Good Standing and Qualification. The Maker is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware in the United States, and has all requisite corporate power and authority to carry on its business. The Maker is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, operations, prospects or condition (financial or otherwise).

9.2           Authorization. The execution, delivery and performance by the Maker of this Note have been duly authorized by all requisite action by Maker, if any, in accordance with Delaware law. This Note is a valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application affecting enforcements of creditors’ rights or general principles of equity.

9.3           No Conflicts. The execution, delivery and performance of this Note and compliance with the provisions hereof by Maker will not, to the knowledge of Maker, (a) violate any provision of any law, statute, rule or regulation applicable to Maker or any order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to Maker or any of its assets or (b) conflict with or result in any material breach of any of the terms or conditions of any agreement or instrument to which Maker is a party, or give rise to any right of termination, cancellation or acceleration under any such agreement or instrument, or result in the creation of any lien or other enceibrance upon any of the material assets of Maker.

SECTION 10. HOLDER’S REPRESENTATIONS AND WARRANTIES

10.1         Accredited Investor. Holder hereby represents and warrants that Holder has substantial experience in evaluating and investing in securities, and is capable of evaluating the merits and risks of its loan to Maker under this Note and any investment in Conversion Shares, and has the capacity to protect its own interests. Holder is an “accredited investor” within the meaning of Regulation D under the Securities Act.

10.2          Investment Purpose. This Note is being made for business and investment purposes.

SECTION 11. REPLACEMENT OF NOTE.

Upon receipt by Maker of reasonable evidence of the loss, theft, destruction, or mutilation of this Note, Maker will deliver a new Note containing the same terms and conditions in lieu of this Note. Any Note delivered in accordance with the provisions of this Section 10 will be dated as of the date of this Note.

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SECTION 12. MISCELLANEOUS.

12.1         Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Note will be in writing and will be deemed to be effective upon delivery if (i) personally delivered, (ii) sent by facsimile or en-pil with confirmed delivery, (iii) sent by nationally or internationally recognized overnight cornier, or (iv)’ sent by registered or certified mail, return receipt requested and postage prepaid to such address as the party to whom notice is to be given may have furnished to the other parties hereto.

12.2         Parties In Interest; Assignment. This Note will bind and inure to the benefit of Holder, Maker and their respective successors and permitted assigns. Maker will not transfer or assign this Note without the prior written consent of Holder. Holder may transfer and assign this note without the prior consent of Maker.

12.3         Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, then (i) such provision will be excluded from this Note, (ii) the balance of the Note will be interpreted as if such provision were so excluded, (iii) the balance of the Note will be enforceable in accordance with its terms, and (iv) the parties will negotiate in good faith to amend or add to the provisions of this Note to effectuate as nearly as reasonably practicable, and as nearly as permitted under applicable law, the original intent of the parties with respect to the provision excluded.

12.4         Amendments. No provision of this Note may be amended or waived without the express written consent of both Maker and Holder, provided, however, that Holder may waive any provision hereof that inures to the benefit of Holder without the prior written consent of Maker.

12.5         Governing Law. This Note will be governed by and construed in accordance with the laws of the State of Delaware, other than any rules relating to choice of law.

12.6         Counterparts. This Note may be executed ,and delivered in any number of counterparts, each of which is an original and which, together,’ have the same effect as if each party had signed the same document.

12.7         Nature of Obligation. This Note is being made for business and investment purposes and not for household or other purposes.

12.8.        Entire Agreement. This Note contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all .prior agreements and understandings among the parties with respect thereto.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Maker has caused this Note to be duly executed by its duly authorized person(s) as of the date first written above.

NORTHWEST BIOTHERAPEUTICS, INC.		LINDA F. POWERS
(MAKER)		(HOLDER) ▶

By:	/s/ Leslie J. Goldman	By:	/s/ Linda F. Powers
Name:	Leslie J. Goldman
Title:	Senior Vice President

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